UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 21, 2009

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Adjustment of Chief Financial Officer Sujit Sircar’s Compensation

On January 21, 2009, the Compensation Committee (the “Committee”) and Board of Directors of iGATE Corporation (the “Company”) authorized the Company to increase the salary of Mr. Sujit Sircar, the Company’s Chief Financial Officer, in order to align Mr. Sircar’s compensation with similarly situated chief financial officers of certain peer group companies.

Mr. Sircar’s base salary was increased to Rs. 48,00,000 per annum. He will also be paid an annual performance-based cash award of up to Rs. 16,00,000 per annum, with performance targets to be set by the chief executive officer and managing director of the Company. This increase in compensation will be effective as of January 1, 2009.

In addition to his base salary and performance-based cash awards, Mr. Sircar is entitled to three months of severance upon termination of employment. Either Mr. Sircar or the Company may terminate his employment upon 3 months’ notice. Mr. Sircar is also eligible to participate in the Company’s Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Name:	Mukund Srinath
Title:	Corporate Secretary

January 26, 2009